ROSS STORES, INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(For Nonemployee Director)
Ross Stores, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain restricted stock units pursuant to the Ross Stores, Inc. 2026 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Plan and the Restricted Stock Units Agreement for Nonemployee Directors (the “Restricted Stock Units Agreement”):

Participant:		Participant ID:
Date of Grant:
Total Number of Units:	______________ (each a “Unit”), subject to adjustment as provided by the Restricted Stock Units Agreement.
Settlement Date (as to Vested Units):
[The first to occur of: (a) May 31, ________ (enter year), (b) the date of the Participant’s Separation from Service, or (c) immediately prior to the consummation of a Section 409A Change in Control.]
[The first to occur of: (a) the date of the Participant’s Separation from Service, or (b) immediately prior to the consummation of a Section 409A Change in Control.]

Vested Units:
Except as provided in the Restricted Stock Units Agreement, and provided that the Participant’s Service has not terminated prior to the applicable date, the Units will vest in increments and become Vested Units on the vesting dates shown below:

	Units	Vesting Date

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

ROSS STORES, INC.		PARTICIPANT

By:
	[officer name]	Signature
[officer title]
Date
Address:
Address

ATTACHMENTS:    2026 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

ROSS STORES, INC.
RESTRICTED STOCK UNITS AGREEMENT
(FOR NONEMPLOYEE DIRECTORS)
Ross Stores, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement for Nonemployee Directors (the “Agreement”) is attached an Award consisting of Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Ross Stores, Inc. 2026 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.DEFINITIONS AND CONSTRUCTION.
1.1Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan. For purposes of the Award, the following terms have the following meanings:
(a)“Section 409A Change in Control” means a Change in Control which also constitutes a “change in the ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of the Section 409A regulations.
(b)“Separation from Service” means the Participant’s “separation from service” with the Company within the meaning of the Section 409A Regulations, including a separation from service due to the Participant’s death or Disability.
1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee or its authorized designee as set forth in Section 3 of the Plan. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
3.THE AWARD.
3.1Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 9. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.
3.2No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.
4.VESTING OF UNITS.
4.1Normal Vesting. Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice. No additional Units will become Vested Units following the Participant’s termination of Service for any reason.
4.2Acceleration of Vesting Upon a Change in Control. Subject to Section 4.4, in the event of a Change in Control, the vesting of the Units shall be accelerated in full and the total number of Units shall be deemed Vested Units effective as of immediately prior to consummation of the Change in Control, provided that the Participant’s Service has not terminated prior to such date.
4.3Acceleration of Vesting Upon Death. In the event of a termination of the Participant’s Service due to the death of the Participant which occurs on or after the 12-month anniversary of the Grant Date, the vesting of the Units shall be accelerated in full, and the Total Number of Units shall be deemed Vested Units effective as of the date of the Participant’s death.
4.4Federal Excise Tax Under Section 4999 of the Code.
(a)Excess Parachute Payment. In the event that any acceleration of vesting pursuant to this Agreement and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Section 280G of the Code, the amount of any acceleration of vesting called for under this Agreement shall not exceed the amount which produces the greatest after-tax benefit to the Participant.
(b)Determination by Independent Accountants. Upon the occurrence of any event that might reasonably be anticipated to give rise to the acceleration of vesting under Section 4.2 (an “Event”), the Company shall promptly request a determination in writing by independent public accountants selected by the Company (the “Accountants”) of the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 4.4(b).

5.COMPANY REACQUISITION RIGHT.
5.1Grant of Company Reacquisition Right. Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).
5.2Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
6.SETTLEMENT OF THE AWARD.
6.1Issuance of Shares of Stock. Subject to the provisions of Section 6.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. The Settlement Date with respect to a Unit shall be the date specified in the Grant Notice; provided, however that if not administratively practicable for the shares to be issued by the Company on such Settlement Date, the shares will be issued as soon as administratively practicable within the sixty (60) day period thereafter, on such date as is determined by the Company in its discretion. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.
6.2Beneficial Ownership of Shares. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice.
6.3Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.
7.TAX WITHHOLDING.
7.1In General. To the extent applicable, at the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.
7.2Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, the Company may permit the Participant to satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for either (i) delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of the Units, or (ii) payment by check. The Participant shall deliver written notice of any such permitted election to the Company on a form specified by the Company for this purpose at least thirty (30) days (or such other period established by the Company) prior to the date on which the Company’s tax withholding obligation arises (the “Withholding Date”). If the Participant elects payment by check, the Participant agrees to deliver a check for the full amount of the required tax withholding to the applicable Participating Company on or before the third business day following the Withholding Date. If the Participant elects payment by check but fails to make such payment as required by the preceding sentence, the Company is hereby authorized, at its discretion, to satisfy the tax withholding obligations through any means authorized by this Section 7.2, including by directing a sale for the account of the Participant of some or all of the shares to be issued upon settlement of the Units from which the required taxes shall be withheld, by withholding from payroll and any other amounts payable to the Participant or by withholding shares in accordance with Section 7.3.
7.3Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable rates required to avoid liability classification of the Award under generally accepted accounting principles in the United States.
8.EFFECT OF CHANGE IN CONTROL.
In the event of a Change in Control, the Award shall vest upon the Change in Control, subject to the Participant’s continued Service through such date.

9.ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
10.DIVIDENDS; RIGHTS AS A STOCKHOLDER.
10.1Dividends. Prior to the date that shares are issued in settlement of the Award, the Participant will become entitled to receive payments equal to any cash dividends and other distributions paid in accordance with the Company’s dividend policy with respect to a corresponding number of shares of Common Stock to be issued in settlement of the outstanding Units subject to the Award. Any such dividends or distributions will be subject to the same forfeiture restrictions as apply to the Units subject to the Award and shall accrue to the extent necessary so that such dividends or distributions are not paid prior to the date that the Units become Vested Units, and will be paid upon the Units becoming Vested Units.
10.2Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment or payment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9 and in Section 10.1.
11.COMPLIANCE WITH SECTION 409A.
It is intended that this Award shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
11.1Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the

Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
11.2Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
11.3Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
11.4Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
12.MISCELLANEOUS PROVISIONS.
12.1Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
12.2Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

12.3Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
12.4Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
12.5Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
(b)Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 12.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).
12.6No Rights to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

12.7Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
12.8Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.
12.9Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.